Exhibit 99.1





                  Investor Contact:                  Media Contact:
                  Meredith Mendola                   Nicole Rowe
                  781-370-6151                       781-370-6369
                  mmendola@ptc.com                   nrowe@ptc.com


             PTC Reports Fourth Quarter and Fiscal Year 2006 Results

   - Company Delivers Full-Year Revenue Growth of 19%, License Revenue Growth
              of 26% and Non-GAAP Operating Income Growth of 29% -

NEEDHAM, Mass., November 1, 2006 - PTC (Nasdaq: PMTC), the Product Development Company(R), today reported revenue of $245.5 million for the fourth quarter ended September 30, 2006, up 26% from the same period last year. For fiscal year 2006, PTC reported total revenue of $854.9 million, up 19% from fiscal year 2005. Total license revenue for the fourth quarter of 2006 was $84.6 million, up 39% from the same period last year. Total license revenue for fiscal year 2006 was $263.5 million, up 26% from fiscal year 2005. The results for the fourth quarter of 2006 reflected continued acceleration in organic revenue growth and the contribution of recently acquired Mathsoft.

"Fiscal 2006 was an exceptional year marked by customer success and strong financial results," said C. Richard Harrison, president and chief executive officer. "In particular, we delivered robust Desktop Solutions results, record Enterprise Solutions revenue, and significant operating leverage. Our performance is attributable to three key differentiators: our expanding solution capability footprint, which includes Arbortext(R), Mathcad (R) and,for fiscal 2007, ITEDO (R) solutions, our single platform architecture, and a thorough understanding of our customers' product development challenges."

GAAP operating income for the fourth quarter of 2006 was $34.2 million, compared with $11.6 million in the year-ago period. GAAP net income for the fourth quarter of 2006 was $28.1 million, or $0.24 per diluted share, compared with GAAP net income of $17.3 million, or $0.15 per diluted share, in the year-ago period. Our GAAP results for the fourth quarter and full fiscal year of 2006 include a $2.3 million charge for stock-based compensation expense resulting from our review of historic stock option grants, which is now complete. Non-GAAP operating income, which excludes stock-based compensation cost, amortization of acquisition-related intangible assets, in-process research and development write-offs associated with acquisitions, and restructuring charges, was $48.6 million, or 19.8% of total revenue for the fourth quarter of 2006, compared with $27.8 million, or 14.2% of total revenue in the year-ago period. Non-GAAP net income, which excludes the items excluded from non-GAAP operating income and the related tax effect of these items, as well as one-time tax items, was $42.6 million for the fourth quarter of 2006, or $0.37 per diluted share, compared to $24.6 million in the year-ago period, or $0.22 per diluted share.

GAAP operating income for fiscal year 2006 was $74.1 million compared with $85.8 million in fiscal year 2005. GAAP net income for fiscal year 2006 was $63.2 million, or $0.56 per diluted share, compared to $83.6 million, or $0.75 per diluted share in fiscal year 2005. PTC adopted SFAS 123(R) in the fourth quarter of fiscal year 2005 and, therefore, the full year GAAP results for the year-ago period do not include the cost of stock-based compensation for the first nine months of 2005 in accordance with SFAS 123(R). Non-GAAP operating income, which excludes stock-based compensation cost, amortization of acquisition-related intangible assets, in-process research and development write-offs associated with acquisitions, and restructuring charges, was $132.8 million in 2006, or 15.5% of total revenue, compared with $103.0 million, or 14.3% of total revenue in 2005. Non-GAAP net income, which excludes the items excluded from non-GAAP operating income and the related tax effect of these items, as well as one-time tax items, was $113.4 million for 2006, or $1.00 per diluted share, compared to $87.4 million in the year-ago period, or $0.78 per diluted share. We have provided a reconciliation between GAAP and non-GAAP results in the attached financial tables.

Cash and cash equivalents were $183 million at the end of the fiscal year 2006, up from $174 million at the end of the third quarter.

Fourth Quarter 2006 Revenue Metrics
PTC delivered the following results for the fourth quarter of fiscal 2006 compared to the same period last year:
  o Total revenue growth of 26%, driven by license revenue growth of 39%, training and consulting service revenue growth of 34%, and maintenance revenue growth of 12%. Fourth quarter revenue included two transactions in excess of $5 million each;
  o Desktop Solutions total revenue growth of 23% to $159.4 million, driven by license revenue growth of 38%, training and consulting service revenue growth of 33%, and maintenance revenue growth of 12%. License revenue growth reflects strong sales of Pro/ENGINEER (R) new seats, modules, and upgrades, in addition to the revenue attributable to recently acquired Mathsoft products;
  o Enterprise Solutions total revenue growth of 31% to a record $86.1 million, driven by license revenue growth of 40%, training and consulting service revenue growth of 34%, and maintenance revenue growth of 13%. License revenue reflects strong sales of multiple Windchill (R) solutions including Windchill PDMLink (R) and related modules, Windchill ProjectLink (TM), and our visualization software;
  o Total revenue from our reseller channel of $46.8 million, up 34%, reflecting success in the SMB market around the world;
  o Revenue growth across all major geographies: 38% growth in North America, 21% growth in Europe, and 12% growth in Asia-Pacific. Asia-Pacific revenue growth reflects an 18% revenue decline in Japan, more than offset by a 53% increase in revenue in the Pacific Rim.

In the fourth quarter, PTC received orders from leading organizations, including Alstom Power Hydro, ANDREAS STIHL AG & Co. KG, Dell Inc., Daihatsu Motor Co., LTD., Federal Mogul Corporation, Festo AG & Co. KG, Herman Miller, Inc., Ingersoll Rand, Kye Systems Corp., OKI Electric Industry Co., Ltd., Qingdao Beihai Ship Building Heavy Ind. Co. Ltd., and Tontec International.

Fiscal Year 2006 Revenue Metrics
PTC delivered the following results for fiscal 2006 compared to fiscal 2005:
  o Total revenue growth of 19%, driven by license revenue growth of 26%, training and consulting service revenue growth of 31%, and maintenance revenue growth of 8%;
  o Desktop Solutions total revenue growth of 12%, driven by license revenue growth of 20%, training and consulting service revenue growth of 17%, and maintenance revenue growth of 6%;
  o Enterprise Solutions total revenue growth of 35%, driven by license revenue growth of 36%, training and consulting service revenue growth of 43%, and maintenance revenue growth of 21%;
  o Total revenue from our reseller channel of $171.5 million, up 24%;
  o Revenue growth across all major geographies: 33% growth in North America, 13% growth in Europe, and 6% growth in Asia-Pacific. Asia-Pacific revenue growth reflects a 14% revenue decline in Japan for fiscal year 2006, offset by a 34% increase in revenue in the Pacific Rim.

"We plan to drive continued revenue and earnings growth throughout 2007," said Harrison. "Our market continues to grow, and our own growth exceeds that of the market. We will continue to execute our strategy to help our customers solve their product development challenges, while at the same time making continued improvements to our worldwide distribution and service business models."

First Quarter and Fiscal Year 2007 Financial Outlook
PTC recently announced the acquisition of ITEDO Software, a provider of leading technical illustration software. ITEDO's revenue for the past year was approximately $5 million. PTC expects the acquisition to be slightly dilutive to GAAP net income for fiscal 2007 due to the incremental amortization expense. However, PTC expects the acquisition to have a neutral effect on non-GAAP net income. Reflecting this acquisition, PTC has updated its targets for fiscal 2007.

PTC's revenue forecast for the first quarter of fiscal 2007 is between $215 million and $220 million. On a GAAP basis, first quarter total costs and expenses are expected to be between $200 million and $203 million, and earnings per share are expected to be between $0.09 and $0.11. Total non-GAAP first quarter operating costs and expenses are expected to be between $187 million and $190 million. The Company expects non-GAAP first quarter earnings per share to be between $0.19 and $0.21. These non-GAAP operating cost and earnings expectations exclude the following first quarter estimated expenses and their tax effects:
  o Approximately $10 million of expense related to stock-based compensation
  o Approximately $3 million of acquisition-related amortization expense

For the fiscal year ending September 30, 2007, PTC expects revenue to be about $945 million. On a GAAP basis, fiscal year 2007 total costs and expenses are expected to be approximately $834 million, and earnings per share are expected to be between $0.70 and $0.75. Total non-GAAP operating costs and expenses are expected to be approximately $780 million. The Company expects non-GAAP earnings per share to be between $1.15 and $1.20 for the fiscal year. These non-GAAP earnings expectations exclude the following full-year estimated items and their tax effects:
  o Approximately $40 million of expense related to stock-based compensation
  o Approximately $14 million of acquisition-related amortization expense

Important Information about Non-GAAP References
References by PTC to non-GAAP operating costs and non-GAAP earnings per share refer to costs and expenses or earnings per share excluding stock-based compensation cost, amortization of acquisition-related intangible assets, in-process research and development write-offs associated with acquisitions, restructuring charges, and their related tax effects, as well one-time tax items, if any. GAAP requires that these costs and charges be included in costs and expenses and accordingly used to determine operating income (loss) and earnings per share. PTC's management uses non-GAAP operating costs, and associated non-GAAP net income (which is the basis for non-GAAP earnings per share) to make operational and investment decisions, and PTC believes that they are among several useful measures for an enhanced understanding of our operating results for a number of reasons.

First, excluding the stock-based compensation cost from GAAP operating income enables management and investors to perform a meaningful comparison of PTC's operating results to prior periods. In periods prior to the fourth quarter of fiscal 2005, PTC's GAAP financial results reflected minimal stock-based compensation expense because the value of stock-based awards was determined using a method other than as prescribed in SFAS 123(R); whereas, upon adoption of SFAS 123(R), stock-based compensation expense is now determined using a fair value method and such expenses are now distributed among the functional expense line items in the GAAP presentation. Second, although PTC undertakes analyses to ensure that its stock-based compensation grants are in line with peer companies and do not unduly dilute shareholders, PTC allocates these grants and measures them at the corporate level. Management excludes their financial statement effect when planning or measuring the periodic financial performance of PTC's functional organizations since they are episodic in nature and unrelated to our core operating metrics. Likewise, we believe that excluding items such as in-process research and development write-offs and amortization of intangible assets associated with acquisitions, or restructuring charges that are not directly attributable to our ongoing operations and that do not generally fluctuate in correlation with periodic performance, provides investors with information that helps to compare period-over-period operating performance by highlighting the effect of acquisitions or restructuring activities on our results of operations. In addition, PTC's management excludes the financial statement effect of these items in creating operating budgets for PTC's functional business units and in evaluating and compensating employees due to the fact that it is difficult to forecast these expenses. Lastly, we believe that providing non-GAAP earnings per share affords investors a view of earnings that may be more easily compared to peer companies and enables investors to consider PTC's earnings on both a GAAP and non-GAAP basis in periods when PTC is engaged in acquisition activities or undertaking non-recurring activities.

PTC believes these non-GAAP measures will aid investors' overall understanding of PTC's results by providing a higher degree of transparency for certain expenses, and providing a level of disclosure that will help investors understand how PTC plans and measures its own business. However, non-GAAP net income (loss) should be construed neither as an alternative to GAAP net income
(loss) or earnings (loss) per share as an indicator of our operating performance nor as a substitute for cash flow from operations as a measure of liquidity because the items excluded from the non-GAAP measures often have a material impact on PTC's results of operations. Therefore, management uses, and investors should use, non-GAAP measures in conjunction with our reported GAAP results.

Earnings Call Webcast
PTC will provide detailed financial information and an outlook update on its fourth quarter and fiscal year 2006 results conference call and live webcast on November 1, 2006 at 10 a.m.ET. This earnings press release and accompanying financial and operating statistics will be accessible prior to the conference call and webcast on PTC's web site at www.ptc.com/for/investors.htm. In addition, the live webcast may be accessed at the same Web address. To access the live call, please dial 888-566-8560 (in the U.S.) or +1-517-623-4768
(international). Please use passcode PTC. A replay of the call will be available until 5:00 p.m. ET on November 6, 2006. To access the replay via webcast, please visit www.ptc.com/for/investors.htm. To access the replay by phone, please dial 203-369-3183.

PTC's unaudited consolidated statements of operations, the unaudited condensed consolidated balance sheets, and the unaudited condensed consolidated statements of cash flows for the fourth quarter and fiscal year 2006 are attached.

About PTC
PTC (Nasdaq: PMTC) provides leading product lifecycle management (PLM), content management and dynamic publishing solutions to more than 40,000 companies worldwide. PTC customers include the world's most innovative companies in manufacturing, publishing, services, government and life sciences industries. PTC is included in the S&P 500 and Russell 2000 indices. For more information on PTC, please visit http://www.ptc.com.

Statements in this news release that are not historical facts, including statements about our confidence and strategies and our expectations about revenue, results of operations, market growth and market acceptance of our products, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. Those risks and uncertainties include the following: we may be unable to achieve revenue and earnings growth at recent rates; the market for our products and market adoption of our products may not continue to grow at recent rates; our recent acquisitions may not generate the revenue we expect; as well as other risks and uncertainties detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent reports on Forms 10-K and 10-Q.

PTC, The Product Development Company, Windchill, Arbortext, Mathsoft, ITEDO, and all PTC product names and logos are trademarks or registered trademarks of Parametric Technology Corporation or its subsidiaries in the United States and in other countries. All other companies and products referenced herein have trademarks or registered trademarks of their respective holders.

                        PARAMETRIC TECHNOLOGY CORPORATION
                   UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)

                            Three Months Ended              Year Ended
                        --------------------------   --------------------------
                        September 30, September 30,  September 30, September 30,
                             2006            2005         2006           2005
                        ------------  ------------   ------------  ------------
Revenue:
 License                   $  84,608     $  60,862      $ 263,460     $ 209,717
 Service                     160,894       134,230        591,458       511,002
                            ---------     ---------      ---------     ---------
Total revenue                245,502       195,092        854,918       720,719
                            ---------     ---------      ---------     ---------

Costs and expenses:

 Cost of license revenue(2)    4,031         3,499         12,218         8,444
 Cost of service revenue(2)   69,473        55,387        257,415       199,798
 Sales and marketing(2)       76,349        69,106        274,287       243,758
 Research and development(2)  39,861        35,392        147,338       118,267
 General and administrative(2)19,778        19,749         75,484        63,605
 Amortization of acquired
  intangible assets            1,782           968          6,074         1,638
 In-process research and
  development                    -             730          2,100           730
 Restructuring charge, net       -          (1,307)         5,947        (1,307)
                            ---------     ---------      ---------     ---------
Total costs and expenses     211,274       183,524        780,863       634,933
                            ---------     ---------      ---------     ---------

Operating income              34,228        11,568         74,055        85,786
 Other income, net               956         1,300          3,699         5,526
                            ---------     ---------      ---------     ---------
Income before income taxes    35,184        12,868         77,754        91,312
 Provision for (benefit from)
  income taxes                 7,132        (4,407)        14,559         7,720
                            ---------     ---------      ---------     ---------
Net income                 $  28,052     $  17,275      $  63,195     $  83,592
                            =========     =========      =========     =========
Earnings per share:(1)
  Basic                    $    0.25     $    0.16      $    0.58     $    0.77
Weighted average shares
   outstanding               110,224       108,928        109,849       108,536
  Diluted                  $    0.24     $    0.15      $    0.56     $    0.75
Weighted average shares
   outstanding               114,581       112,267        113,382       111,981

(1) A two-for-five reverse stock split of our common stock became effective on February 28, 2006. All earnings per share and weighted-average share amounts are presented on a post-split basis.
(2) Effective July 3, 2005, PTC adopted SFAS 123(R), "Share-Based Payment". Accordingly, for three months and fiscal year ended September 30, 2006, and three months ended September 30, 2005, stock-based compensation was accounted under SFAS 123(R) while, for the three and nine months ended July 2, 2005, stock-based compensation was accounted under APB No. 25, "Accounting for Stock Issued to Employees". Our results for the fourth quarter and full fiscal year of 2006 include a $2.3 million charge for stock-based compensation expense resulting from our review of historic stock option grants, which is now complete. The amounts in the tables above include stock-based compensation as follows:

                            Three Months Ended              Year Ended
                        --------------------------    --------------------------
                        September 30, September 30,  September 30, September 30,
                             2006         2005           2006          2005
                        ------------  ------------   ------------   ------------
 Cost of license revenue   $     26      $     61       $    122      $      61
 Cost of service revenue      1,881         2,644          7,711          2,644
 Sales and marketing          3,833         5,113         11,074          5,113
 Research and development     2,364         3,468          9,017          3,722
 General and administrative   3,110         3,925         12,563          3,925
                        ------------  ------------   ------------   ------------
Total stock-based
  compensation            $  11,214      $ 15,211       $ 40,487      $  15,465
                        ============  ============   ============   ============



                        PARAMETRIC TECHNOLOGY CORPORATION
           NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
                      (in thousands, except per share data)

                            Three Months Ended              Year Ended
                        --------------------------   --------------------------
                        September 30, September 30,  September 30, September 30,
                            2006          2005           2006          2005
                        ------------  ------------   ------------   ------------
GAAP operating income     $  34,228      $ 11,568       $ 74,055      $  85,786
 Stock-based compensation    11,214        15,211         40,487         15,465
 Amortization of acquired
  intangible assets included
  in cost of license revenue  1,296           619          3,945            646
 Amortization of acquired
  intangible assets included
  in cost of service revenue     66             -            235              -
 Amortization of acquired
  intangible assets           1,782           968          6,074          1,638
 In-process research and
  development                     -           730          2,100            730
 Restructuring charge, net        -        (1,307)         5,947         (1,307)
                        ------------  ------------   ------------  -------------
Non-GAAP operating
  income                  $  48,586      $ 27,789       $132,843      $ 102,958
                        ============  ============   ============ ==============

GAAP net income           $  28,052      $ 17,275       $ 63,195      $  83,592
 Stock-based compensation    11,214        15,211         40,487         15,465
 Amortization of acquired
  intangible assets included
  in cost of license revenue  1,296           619          3,945            646
 Amortization of acquired
  intangible assets included
  in cost of service revenue     66             -            235              -
 Amortization of acquired
  intangible assets           1,782           968          6,074          1,638
 In-process research and
  development                     -           730          2,100            730
 Restructuring charge, net        -        (1,307)         5,947         (1,307)
 Income tax adjustments(3)      156        (8,928)        (8,588)       (13,344)
                        ---------------------------  ---------------------------
Non-GAAP net income       $  42,566      $ 24,568       $113,395      $  87,420
                        ===========================  ===========================

GAAP diluted earnings
  per share               $    0.24      $   0.15       $   0.56      $    0.75
 Stock-based compensation      0.10          0.13           0.36           0.14
 All other items identified
  above                        0.03         (0.06)          0.08          (0.11)
                        ------------  ------------   ------------  -------------
Non-GAAP diluted
  earnings per share      $    0.37      $   0.22       $   1.00      $    0.78
                        ==========================   ===========================

Weighted average shares
 used in calculating
 Non-GAAP diluted net
 earnings per share (4)     114,581       113,342        113,382        112,250


(3) Reflects the tax effect of non-GAAP adjustments above, as well as the effect of one-time tax benefits due to the favorable resolution of tax audits in the amount of $6.1 million in the third quarter of 2006 and $7.7 million and $12.1 million in the fourth quarter and full year of 2005, respectively.
(4) Weighted average shares used in calculating non-GAAP diluted earnings per share for the fourth quarter and fiscal year 2005 includes 1.1 million and
     0.3 million additional shares related to outstanding stock options assumed to be repurchased under SFAS 123(R) that would not be assumed to be repurchased under APB No. 25.

                        PARAMETRIC TECHNOLOGY CORPORATION
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                          September 30,         September 30,
                                               2006                  2005
                                      -----------------------------------------

ASSETS

Cash and cash equivalents                  $   183,448           $   204,423
Accounts receivable, net                       181,008               147,497
Property and equipment, net                     51,603                52,551
Goodwill and acquired intangibles, net         327,122               258,838
Other assets                                   152,263               123,314
                                      ------------------------------------------
Total assets                               $   895,444           $   786,623
                                      ==========================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue                           $   210,997           $   200,467
Other liabilities                              244,019               262,312
Stockholders' equity                           440,428               323,844
                                      ------------------------------------------
Total liabilities and stockholders'
  equity                                   $   895,444           $   786,623
                                      ==========================================

                        PARAMETRIC TECHNOLOGY CORPORATION
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)


                            Three Months Ended              Year Ended
                        --------------------------------------------------------
                        September 30, September 30,  September 30, September 30,
                            2006          2005           2006          2005
                        --------------------------------------------------------

Cash flows from operating
 activities:
  Net income            $    28,052    $   17,275     $   63,195    $    83,592
  Stock-based
   compensation              11,214        15,211         40,487         15,465
  Depreciation and
   amortization               9,078         7,570         33,887         25,881
  In-process research
   and development                -           730          2,100            730
  Other                     (36,541)      (32,092)       (74,505)         2,471
                        --------------------------------------------------------
Net cash provided by
 operating activities(5)      11,803         8,694         65,164       128,139

Capital expenditures         (6,407)       (3,401)       (19,472)       (16,135)
Acquisitions of businesses        -      (192,087)       (75,084)      (198,897)
Other investing and
 financing activities         3,712       (10,493)         6,544         (2,018)
Foreign exchange impact
 on cash                        447        (1,298)         1,873         (1,553)
                        --------------------------------------------------------

Net change in cash and
 cash equivalents             9,555      (198,585)       (20,975)       (90,464)
Cash and cash equivalents,
 beginning of period        173,893       403,008        204,423        294,887
                        --------------------------------------------------------
Cash and cash equivalents,
 end of period            $ 183,448    $  204,423     $  183,448    $   204,423
                        ========================================================

 (5) Net cash provided by operating activities for the year ended September 30, 2006 includes a tax payment of $9.5 million in relation to the settlement of IRS tax audits. For the year ended September 30, 2005, net cash provided by operating activities includes a tax refund received during the first quarter of 2005 of $39.5 million. This refund was included in income taxes receivable on the Consolidated Balance Sheet at September 30, 2004.